Promissory Note

On this date of November 20, 2009, in return for valuable consideration received, the undersigned borrower promises to pay to Seatac Digital Resources, Inc., the “Lender”, the sum of Fifty Thousand Dollars ($50,000.00), together with interest thereon at the rate of five percent (5%) percent per annum.

Payable On Demand: The entire unpaid principal and accrued interest thereon, if any, shall become immediately due and payable on demand by the holder of this Note.

Default - In the event of default, the borrower agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees (including both hourly and contingent attorney fees as permitted by law) for the collection of this Note upon default, and including reasonable collection charges (including, where consistent with industry practices, a collection charge set as a percentage of the outstanding balance of this Note) should collection be referred to a collection agency.

Acceleration of Debt - In the event that the borrower fails to make any payment due under the terms of this Note, or breach any condition relating to any security, security agreement, note, mortgage or lien granted as collateral security for this Note, seeks relief under the Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days, the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the holder of this Note.

Modification - No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Transfer of the Note - The borrowers hereby waive any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agree to remain bound by the terms of this Note subsequent to any transfer, and agree that the terms of this Note may be fully enforced by any subsequent holder of this Note.

Severability of Provisions - In the event that any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

Choice of Law - All terms and conditions of this Note shall be interpreted under the laws of The State of California.

Dated: November 20, 2009

/s/ Robert Cambridge
America’s Minority Health Network, Inc.
Borrower